Exhibit 99.3
FEBRUARY 22, 2024 FOURTH-QUARTER AND FULL-YEAR 2023 FINANCIAL RESULTS

Edison International | Fourth-Quarter 2023 Earnings Call 1 Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, timely or at all, including uninsured wildfire-related and debris flow-related costs (including amounts paid for self-insured retention and co-insurance), costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred as a result of the COVID-19 pandemic, and increased costs due to supply chain constraints, inflation and rising interest rates; • impact of affordability of customer rates on SCE's ability to execute its strategy, including the impact of affordability on the approval of operations and maintenance expenses, and proposed capital investment projects; • ability of SCE to implement its operational and strategic plans, including its Wildfire Mitigation Plan and capital program; • risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation; • ability of SCE to obtain safety certifications from the Office of Energy Infrastructure Safety of the California Natural Resources Agency (“OEIS“) • risk that California Assembly Bill 1054 (“AB 1054“) does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the California Public Utilities Commission (“CPUC”) interpretation of and actions under AB 1054, including its interpretation of the prudency standard clarified by AB 1054; • risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts; • physical security of Edison International’s and SCE’s critical assets and personnel and the cybersecurity of Edison International’s and SCE’s critical information technology systems for grid control, and business, employee and customer data; • ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers; • decisions and other actions by the CPUC, the Federal Energy Regulatory Commission, and the United States Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions; • potential for penalties or disallowances for non-compliance with applicable laws and regulations, including fines, penalties and disallowances related to wildfires where SCE's equipment is alleged to be associated with ignition; • extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, rotating outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs; • cost and availability of labor, equipment and materials, including as a result of supply chain constraints and inflation; • ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms; • risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs); • risks inherent in SCE’s capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, changes in the California Independent System Operator’s transmission plans, and governmental approvals; and • actions by credit rating agencies to downgrade Edison International or SCE’s credit ratings or to place those ratings on negative watch or negative outlook. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements

Edison International | Fourth-Quarter 2023 Earnings Call 2 Fourth Quarter Key Messages $3.12 2023 GAAP EPS $4.76 2023 Core EPS1 Reiterated 5–7% Core EPS CAGR 2025–20283 Reiterated 5–7% Core EPS CAGR 2021–20252 1 Introduced $4.75–5.05 2024 Core EPS Guidance1 2023 Core EPS above midpoint of guidance extends track record of delivering on guidance 2 SCE exceeds WMP covered conductor target of 1,100 miles; total deployment of 5,580+ miles 3 2024 Core EPS guidance incorporates investment in O&M for reliability-focused activities and operational excellence initiatives 4 Strong confidence in delivering on 5–7% Core EPS growth for 2021–2025 and 2025–2028 1. See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix 2. Compound annual growth rate (CAGR) based on the midpoint of the initial 2021 EPS guidance range of $4.42–4.62 3. Compound annual growth rate (CAGR) based on the midpoint of the 2025 EPS guidance range of $5.50–5.90 2

Edison International | Fourth-Quarter 2023 Earnings Call 3 EIX has a solid track record of delivering on Core EPS guidance over the last two decades 2023 2022 2021 2020 2019 In-line In-line Exceeded In-line In-line 2017 2016 2015 2014 2013 Exceeded In-line Exceeded Exceeded Exceeded 2011 2010 2009 2008 2007 Exceeded In-line Exceeded In-line Exceeded 2006 2005 2004 Exceeded Exceeded Exceeded EIX Actual Core EPS vs. Guidance Range History1 ✓ ✓ ✓ ✓ ✓ ✓ ✓ 1. 2012 and 2018 not shown because Core EPS guidance was not given in those years due to GRC decision timing ✓+ ✓+ ✓+ ✓+ ✓+ ✓+ ✓+ ✓+ ✓+ ✓+ ✓+

Edison International | Fourth-Quarter 2023 Earnings Call 4 EIX added another year of strong execution in 2023 ✓ Extended track record of delivering on full-year Core EPS guidance • 2023 Core EPS of $4.76, above the midpoint of the initial guidance range of $4.55–4.851 • EIX has a solid track record of delivering on Core EPS guidance over the last two decades Excellent progress in wildfire mitigation efforts • Exceeded WMP covered conductor target of 1,100 miles • SCE estimates it has reduced probability of losses from catastrophic wildfires by 85–88% vs. pre-2018 levels • Fifth consecutive year of no catastrophic wildfires in SCE’s service area • No ignitions due to failure of covered conductor Advanced resolution of 2017/2018 Events • Filed application for TKM cost recovery ($2.4 billion) Increased dividend for 20th consecutive year • Raised dividend 5.8%, which reflects board and management’s continued confidence and commitment to delivering on EPS growth targets ✓ ✓ 1. See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix ✓

SCE has reduced use of PSPS for lowering wildfire risk through use of covered conductor and other physical mitigation

SCE's wildfire risk mitigation is differentiated by its speed of hardening its infrastructure

Estimated reduction in probability of catastrophic losses using the independent Moody's RMS wildfire risk model compared to pre-2018 levels [1,2,3]



Current
85–88%
75–80%
65–70%
55–60%
55–60%
20%
Physical Mitigation
(Grid hardening (e.g., covered conductor), inspections, vegetation management)
Public Safety Power Shutoffs (PSPS)
(Contribution has declined from 100% to ~10%)
2018
2019
2020
2021
2022
2023
Cumulative miles of covered conductor installed:
~125
~495
~1,480
~2,980
~4,400
5,580+

1. Baseline risk estimated by Risk Management Solutions, Inc. (Moody's RMS) using its wildfire model, relying on the following data provided by SCE: the location of SCE's assets, reported ignitions from 2014–Q3 2023, mitigation effectiveness and locations of installed covered conductor, tree removals, inspections, line clearing, fast curve settings, and PSPS de-energization criteria.
2. There are risks inherent in the simulation analysis, models and predictions of SCE and Moody's RMS relating to the likelihood of and damage due to wildfires and climate change. As with any simulation analysis or model related to physical systems, particularly those with lower frequencies of occurrence and potentially high severity outcomes, the actual losses from catastrophic wildfire events may differ from the results of the simulation analysis and models of Moody's RMS and SCE. Range may vary for other loss thresholds
3. PSPS and System Hardening Values are estimated by SCE based on operational experience in 2018–2020 compared to the subsequent modeled years

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2024 focus for 2017/18 Wildfire/Mudslide Events: Continued progress toward resolution; target Woolsey application in Q3

1 Resolve remaining claims in timely manner

- ❑ Based on recent progress, adjusted best estimate of total losses upward by $65 million
  - – Individual plaintiff claims resolved[2] ~12,000
- ❑ Remaining individual plaintiffs[2]
  - – TKM[1] ~200
  - – Woolsey ~1,300
- ❑ Evaluate responses to Woolsey settlement protocol deadline

2 File Woolsey cost recovery application in Q3 2024

- ❑ Targeting reaching 90%+ completion (substantial resolution for filing)
- ❑ Application will cover $4+ billion of costs (settlement, interest, and legal)

3 TKM[1] cost recovery proceeding in early stages

- ❑ Scoping memo largely adopts SCE's framing of issues
- ❑ Schedule allows for final decision as soon as Q1 2025 and includes opportunity to file settlement (if reached)

1. TKM: Collectively, the Thomas Fire, the Koenigstein Fire, and the Montecito Mudslides
2. As of February 15, 2024

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Edison International | Fourth-Quarter 2023 Earnings Call 7 2024 key focus areas emphasize safety, execution, and industry leadership Operational Regulatory Legal Financial ❑ Employee safety: Reduce SIF1 rate by 15% from 2023 ❑ Install 1,050 miles of covered conductor (>6,600 by year-end) ❑ Execute capital program of $6.0 billion ❑ Achieve Core EPS of $4.75–5.05 ❑ Achieve 90%+ resolution of Woolsey claims ❑ File Woolsey cost recovery application in Q3 ❑ Successful CEMA decision ❑ 2025 GRC advocacy for funding critical investments 1. Edison Electric Institute (EEI) Series Injury or Fatality + Continued long-term focus: Operational improvement, technology deployment, and clean energy transition

By end of 2025, expect to be approaching 90% of total distribution lines in high fire risk area hardened[1]

Hardening Status of Total Circuit Miles of Distribution Lines in SCE's High Fire Risk Area


Today
% Physically Hardened 76%
90%+
Completed hardening[2]
(primarily covered conductor)
2025–2028
planned hardening[2,3]
~7,200
~5,610
1,070
~1,830
~1,090
~16,800
miles
Distribution lines
underground
2024
planned
hardening[2]
Hardened
during
routine work

1. Refers to circuit miles of overhead distribution infrastructure in SCE's high fire risk areas (HFRA)
2. Includes covered conductor and undergrounding
3. Subject to regulatory approval. SCE has requested funding for 2025–2028 in its 2025 GRC

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Fourth-Quarter Earnings Summary

	Q4 2023	Q4 2022	Variance
Basic Earnings Per Share (EPS)			
SCE	$ 1.16	$ 1.26	$ (0.10)
EIX Parent & Other	(0.17)	(0.17)	—
Basic EPS	**$ 0.99**	**$ 1.09**	**$ (0.10)**
Less: Non-core Items[1]			
SCE	$ (0.29)	$ (0.10)	$ (0.19)
EIX Parent & Other	—	0.04	(0.04)
Total Non-core Items	**$ (0.29)**	**$ (0.06)**	**$ (0.23)**
Core Earnings Per Share (EPS)			
SCE	$ 1.45	$ 1.36	$ 0.09
EIX Parent & Other	(0.17)	(0.21)	0.04
Core EPS	**$ 1.28**	**$ 1.15**	**$ 0.13**

Key SCE EPS Drivers[2]		
Higher revenue[3,4]		$ 0.17
GRC escalation	0.19	
Other CPUC revenue	(0.02)	
Lower O&M[4]		0.12
Higher depreciation[4]		(0.03)
Higher net financing costs[4]		(0.15)
Income taxes[3]		(0.02)
Property and other taxes[4]		(0.02)
Other income and expenses		0.02
Total core drivers		$ 0.09
Non-core items[1]		(0.19)
Total		$ (0.10)

EIX EPS[2]	
EIX Parent and Other	$ 0.02
EEG	0.02
Total core drivers	$ 0.04
Non-core items[1]	(0.04)
Total	$ —

1. See EIX Core EPS Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2023 fourth quarter key EPS drivers are reported based on 2022 weighted-average share count of 382.0 million. 2023 fourth quarter weighted-average shares outstanding is 383.7 million
3. Includes $0.03 higher revenue related to lower tax benefits subject to balancing accounts and offset with income taxes
4. Includes O&M $0.04, interest expense $(0.03) and property and other taxes $(0.01), which offset with revenue recovered through regulatory mechanisms

Note: Diluted earnings were $0.98 and $1.08 per share for the three months ended December 31, 2023 and 2022, respectively

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Edison International | Fourth-Quarter 2023 Earnings Call 10 2023 Core EPS above guidance midpoint demonstrates ability to manage business variability 2023 Core EPS vs. Guidance 2023 Guidance1 2023 Recorded Rate Base EPS 5.58 5.51 SCE Operational Variance 0.58–0.75 0.82 SCE Costs Excluded from Authorized (0.74)–(0.73) (0.76) EIX Parent and Other Operational expense (0.12)–(0.11) (0.11) Interest expense, preferred dividends (0.75)–(0.64) (0.70) EIX Consolidated Core EPS $4.55–4.85 $4.76 Share Count (in millions) 382.2 383.2 1. As disclosed on the third quarter 2023 earnings call on November 2, 2023. Guidance share count reflected shares outstanding as of December 31, 2022, and embedded dilution within the interest expense and preferred dividends line Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not add due to rounding

Edison International | Fourth-Quarter 2023 Earnings Call 11 5.2 5.6 6.7 7.2 7.2 7.0 0.2 0.4 0.8 0.9 1.0 0.7 $5.4 $6.0 $7.5 $8.1 $8.2 $7.7 2023 2024 2025 2026 2027 2028 Capital deployment expected to increase in 2025–20281 Range Case2 (Recorded) $5.6 $6.6 $6.8 $6.8 $6.4 GRC underpins ~$38–43 billion 2023–2028 capex forecast; substantial additional investment opportunities offer upside 1. Forecast for 2025 includes amounts requested in SCE’s 2025 GRC filing. Additionally, reflects non-GRC spending subject to future regulatory requests beyond GRC proceedings and FERC Formula Rate updates 2. Annual Range Case capital reflects variability associated with future requests based on management judgment, potential for permitting delays and other operational considerations CPUC FERC Capital Expenditures, $ in Billions Forecast does not include substantial additional capital deployment opportunities 1. NextGen ERP 2. Advanced Metering Infrastructure (AMI) 2.0 3. Other potential investments in the grid supporting reliability, resilience, and readiness 4. FERC transmission $2bn+ $2bn+ Forecast

Edison International | Fourth-Quarter 2023 Earnings Call 12 33.6 35.9 41.8 45.3 48.7 51.8 7.6 7.5 7.6 7.7 8.1 8.8 $41.2 $43.4 $49.4 $53.0 $56.8 $60.6 2023 2024 2025 2026 2027 2028 Projected ~6–8% rate base growth 2023–2028; substantial additional investment opportunities offer upside 1. Weighted-average year basis 2. Range Case rate base reflects only changes in forecast capital expenditures CPUC FERC ~8% CAGR 2023–2028 Rate Base1 , $ in Billions Strong rate base growth driven by wildfire mitigation and important grid work to support California’s leading role in clean energy transition Range Case2 (Recorded) $43.0 $48.1 $50.4 $52.8 $55.3 Forecast does not include substantial additional capital deployment opportunities 1. NextGen ERP 2. Advanced Metering Infrastructure (AMI) 2.0 3. Other potential investments in the grid supporting reliability, resilience, and readiness 4. FERC transmission $2bn+ $2bn+

EIX introduces 2024 Core EPS guidance of $4.75–5.05

EIX 2024 Core Earnings Per Share Guidance Range

Building from SCE Rate Base EPS

	2023 Recorded	2024 Guidance	
Rate Base EPS	5.51	6.11–6.17	▲
SCE Operational Variance[1]	0.82	0.48–0.67	▼
SCE Costs Excluded from Authorized	(0.76)	(0.94)–(0.92)	▲
EIX Parent and Other			
Operational expense	(0.11)	(0.11)–(0.10)	
Interest expense, preferred div.	(0.70)	(0.79)–(0.77)	▲
EIX Consolidated Core EPS	**$4.76**	**$4.75–5.05**	▲
Share Count (in millions)	*383.2*	*384.7*	

2024 Modeling Considerations

Rate Base EPS: CPUC ROE: 10.75% / FERC ROE: 10.30%

SCE Operational Variance includes:

- AFUDC ~40¢
- 2022 CEMA ~14¢

SCE Costs Excluded From Authorized includes:

- Wildfire claims debt interest 60–62¢
  - Reflects refinancing of maturing wildfire claims debt[2]
  - Additional debt issuance

Parent Interest Expense and Preferred Dividends:

- Reflects full year of debt issued in 2023 in excess of amounts needed to fund preferred stock repurchase and absence of gain on repurchase

1. Note: SCE Operational Variance was $0.52 in 2021 and $0.44 in 2022
2. SCE is unable to conclude, at this time, that these amounts are probable of recovery; however, recovery will be sought as part of future cost recovery applications

Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not add due to rounding

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Edison International | Fourth-Quarter 2023 Earnings Call 14 Strong underlying business growth masked by growing interest expense on wildfire claims debt 1. Compound annual growth rate (CAGR) based on the midpoint of the initial 2021 Core EPS guidance range of $4.42–4.62 2. In comparison to CAGR based on the midpoint of the initial 2021 Core EPS guidance range of $4.42–4.62 plus wildfire claims debt interest in 2021 to the midpoint of 2025 Core EPS guidance range plus wildfire claims debt interest Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. Non-core items are presented as recorded On track to achieve 5–7% core EPS growth for 2021–20251 , despite headwinds Earnings per Share (EPS) 4.59 4.63 4.76 4.90 5.70 0.03 0.20 0.45 0.61 0.61 4.62 4.83 5.21 5.51 6.31 2021 2022 2023 2024 Midpoint of Guidance 2025 Midpoint of Guidance Core EPS Wildfire Claims Debt Interest (Initial guidance midpoint of $4.52) ~250 bps reduction to 2021–2025 Core EPS growth2 Basic EPS 2.00 1.61 3.12

2025 Core EPS growth primarily driven by rate base earnings

2025 Core EPS growth driven by ~11–14% 2025 rate base growth

2024 Core EPS Guidance at Midpoint of $4.75–5.05 Range vs. 2025 Core EPS Guidance at Midpoint of $5.50–5.90 Range



+16.3%
+16.3%
4.90
0.78
0.04
(0.02)
5.70
0.00
5.70
2025 GRC-Driven ~63¢
• New capex ~26¢
• Prior spending/True-ups ~37¢
Non-GRC & FERC ~15¢
Immaterial expected increase
2024 Core EPS Guidance (@ Midpoint)
Rate Base Earnings (@ Midpoint)
SCE Operational Variance[1]
EIX Parent & Other
Results Before Incr. WF Claims Debt Interest[1]
Incr. WF Claims Debt Interest
2025 Core EPS Guidance (@ Midpoint)

1. Includes SCE Operational Variance plus interest expense on wildfire fund contribution debt and executive compensation not in rates. Excludes incremental interest expense on debt funding wildfire claims payments

Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. Non-core items are presented as recorded

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Edison International | Fourth-Quarter 2023 Earnings Call 16 EIX’s 2024 equity needs expected to be fully met by end of Q1 1. Represents the liquidation preference value of repurchased securities. Aggregate amount paid to repurchase shares was $288 million, including accrued dividends 2. Financing plans are subject to change EIX 2023 Financing Execution EIX 2024 Financing Plan2 $100 million of equity, with $75 million pre-funded with excess JSN proceeds in Dec. 2023 – Expect to issue remaining equity via internal programs in Q1 2024 Plan to issue $500 million parent debt to refinance $500 million maturity Issued $500 million of junior subordinated ✓ notes (JSN) @ 8.125% (50% equity content) Generated $120 million common equity via internal programs Issued $600 million of senior unsecured debt @ 5.25% Repurchased $308 million of preferred equity1 Issued $450 million of JSNs @ 7.875% (50% equity content) to fund preferred repurchase, with excess pre-funding 2024 financing plan ✓ ✓ ✓ ✓ ✓

Edison International | Fourth-Quarter 2023 Earnings Call 17 EIX expects 5–7% Core EPS growth for 2025–2028, with financing plan showing minimal equity needs 1. For 2025, represents the midpoint of the 2025 Core EPS guidance range for $5.50–5.90 2. Financing plan is subject to change. Does not incorporate potential cost recovery in the 2017/2018 Wildfire/Mudslide cost recovery proceedings, which could materially change the financing plan 3. EIX Dividends includes common and preferred dividends, which are subject to approval by the EIX Board of Directors 4. Incremental to refinancing of maturities. Values shown include both SCE and parent debt $5.70 $6.60–7.00 2025 Midpoint 2028 Achievable EPS growth for 2028 Core Earnings per Share Guidance1 5–7% CAGR Uses Sources 2025–2028 EIX consolidated financing plan2 $ in Billions Capital Plan $27–32 Dividends3 $6–7 Net cash provided by operating activities $25–28 Incremental Debt4 $8–11 Equity ~$0.4

EIX offers double-digit total return potential

5–7% Core EPS CAGR[1] 2021–2025 and 2025–2028	Underpinned by strong rate base growth of ~6–8% $38–43 billion 2023–2028 capital program
~4% current dividend yield[2]	20 consecutive years of dividend growth Target dividend payout of 45–55% of SCE core earnings
Investments in safety and reliability of the grid	Wildfire mitigation execution reduces risk for customers Creates strong foundation for climate adaptation and the clean energy transition
One of the strongest electrification profiles in the industry	Industry-leading programs for transportation electrification Expected 35% load growth by 2035 and 80% by 2045

9–11% total return opportunity[3] before potential P/E multiple expansion driven by estimated 85–88% wildfire risk reduction[4], and ongoing utility and government wildfire mitigation efforts

1. Compound annual growth rate (CAGR) based on the midpoint of the 2021 Core EPS guidance range of $4.42–4.62 established on September 16, 2021; CAGR for 2025–2028 based on the midpoint of 2025 Core EPS guidance range of $5.50–5.90
2. Based on EIX stock price on February 21, 2024
3. At current P/E multiple. Excludes changes in P/E multiple and potential dividend growth
4. Risk reduction based on mitigations through December 31, 2023

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ADDITIONAL INFORMATION

Resolution of 2017/2018 Wildfire/Mudslide Events advances

4Q Update: Best estimate adjusted by $65MM

Majority driven by a single settlement outcome higher than expected as SCE continues to make solid progress

SCE is now evaluating responses to Woolsey mediation protocol deadline to provide complete claims packages

Woolsey cost recovery application: now targeting Q3 2024

Application for TKM events in progress[1]

Status: Scoping memo outlining scope and schedule issued; next step: Intervenors' testimony due May 29

Request:

- $2.4 billion (settlements + financing and legal costs)
- Securitization of approved amounts
  - TKM Application: ~$1.50/month for average residential customer bill (vs. average of ~$178[2])

Substantial progress resolving claims

$ in Billions, as of December 31, 2023[4]



9.4
Remaining[3]
0.6
Resolved
5.8
0.5
2.4
Cost recovery request of ~$6.4 billion
(+associated interest and legal costs)
SED agreement
Insurance and FERC recovery
Best Estimate of Total Losses

1. TKM: Collectively, the Thomas Fire, the Koenigstein Fire, and the Montecito Mudslides
2. Non-CARE
3. After giving effect to all payment obligations under settlements entered into through December 31, 2023, including under the agreement with the Safety and Enforcement Division of the CPUC
4. Numbers may not add due to rounding

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Edison International | Fourth-Quarter 2023 Earnings Call 21 SCE continues to fund wildfire claims payments with debt Series Principal Due Rate 2021C 400 4/1/24 SOFR + 83bps 2021E 700 4/1/24 1.100% Term Loan 600 5/7/24 Adj. SOFR + 90bps 2021K 450 8/1/24 0.975% 2022C 300 6/1/25 4.200% 2020C 350 2/1/26 1.200% 2023C 400 6/1/26 4.900% 2024A 500 2/1/27 4.875% 2022D 600 6/1/27 4.700% 2022F 750 11/1/27 5.850% 2023A 750 3/1/28 5.300% 2023E 550 10/1/28 5.650% 2022E 350 6/1/52 5.450% Total $6,700 Forecasted 2024 Interest (pre-tax)1: ~$325 Wildfire Claims Payment-Related Debt Issuances $ in Millions except percentages, as of February 21, 2024 Interest expense not currently recoverable in rates, however, will be included in 2017/2018 Wildfire/ Mudslide Events cost recovery applications SCE has waiver from CPUC, allowing exclusion with respect to certain current and future charges to equity and associated debt for calculating SCE’s regulatory equity ratio – Waiver approved through August 2025 (with ability to seek additional extension via application) or until CPUC makes a final determination on cost recovery for 2017/2018 Wildfire/Mudslide Events 1. Including projected 2024 financings

SCE Key Regulatory Proceedings

	Proceeding	Description	*Next Steps*
Base Rates	**2025 GRC** (A.23-05-010)	Sets CPUC base revenue requirement for 2025–2028. For more information, see the Investor Guide to SCE's 2025 GRC	*Intervenors' prepared direct testimony due February 29; SCE rebuttal testimony due April 15*
Wildfire	**2021 Wildfire Mitigation & Vegetation Management** (A.22-06-003)	Requesting approval of ~$327MM of rev. req. for incremental 2021 wildfire mitigation capex and O&M, and incremental 2021 veg. management O&M	*Proposed Decision approving ~$310MM rev. req. currently scheduled to be voted out at the Commission's March 7 voting meeting*
	2022 Wildfire Mitigation & Vegetation Management (A.23-10-001)	Requesting approval of ~$384MM of rev. req. for incremental 2022 wildfire mitigation capex and O&M, and incremental 2022 veg. management O&M; also requested interim rate recovery beginning Mar '24	*Intervenors' prepared direct testimony due April 19; SCE rebuttal testimony due May 17*
	2022 CEMA (A.22-03-018)	Request recovery of costs assoc. with 2019 winter storms and 2020 firestorms. $312MM capital, $207MM O&M; Rev. Req.: $198MM	*Parties have until Feb. 29 to review and file comments on additional evidence submitted on Feb. 9*
	TKM Cost Recovery (A.23-08-013)	Request recovery of $2.4 billion of costs to resolve claims associated with the Thomas Fire and Montecito Mudslides and $65 million of restoration costs	*Intervenors' prepared direct testimony due May 29*

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Edison International | Fourth-Quarter 2023 Earnings Call 23 TKM Cost Recovery Schedule Event Scoping Ruling Date ✓ Application Filed Complete ✓ Protests and responses Complete ✓ SCE’s reply to protests Complete ✓ Pre-hearing Conference Complete Intervenors’ prepared direct testimony May 29, 2024 Rebuttal testimony June 28, 2024 Joint Motion for Approval of Settlement or Status Conference Statements and Witness Lists July 12, 2024 Hearing Status Conference August 13, 2024 Evidentiary Hearings August 20-22, 2024 Opening Briefs Late October 2024 Reply Briefs [matter submitted] Late November 2024 Proposed Decision (PD) [90 days after submission] Final Decision [no sooner than 30 days after PD] 23

Edison International | Fourth-Quarter 2023 Earnings Call 24 2025 GRC Schedule Event Scoping Ruling Date ✓ Application Filed Complete ✓ Mandated Workshop Complete ✓ Protests and Responses to Application Complete ✓ Pre-hearing Conference Complete Intervenors’ Prepared Direct Testimony February 29, 2024 2023 Recorded Expenditures Served by SCE March 11, 2024 Prepared Rebuttal Testimony April 15, 2024 Evidentiary Hearings May 6–24, 2024 Update Testimony June 7, 2024 Hearings on Update Testimony, if necessary June 17, 2024 Opening Briefs July 8, 2024 Reply Briefs July 29, 2024 Proposed Decision Within 90 days after submission Final Decision No sooner than 30 days after proposed decision 24

Cash flow from memo account recovery and securitization strengthens our balance sheet and credit metrics

GRC, Wildfire-related, and Wildfire Insurance Applications

$ in Millions

Approved Applications

	Application / Account	Balance @ Dec. 31, 2023	Recovery Through	Remaining Rate Recovery by Year		
				2024	2025	2026
✓	GRC Track 3	234	Sept. '25	134	100	–
✓	CSRP Track 1	189	Dec. '25	87	102	–
✓	GRC Track 2	156	Feb. '25	134	22	–
✓	2021 CEMA	137	Dec. '24	137	–	–
✓	WEMA2	86	May '24	86	–	–
✓	Others[1]	132	Varies	113	19	–
	Total	**935**		**691**	**244**	–

Pending Applications[2] *(Subject to CPUC Authorization)*

	Application	Request[2]	Expected Amort.[2]	Expected Rate Recovery by Year		
				2024	2025	2026
	2022 Wildfire Mitigation & Vegetation Mgmt. (WM/VM)	384	12 months	–	384	–
✓ *(PD)*	2021 Wildfire Mitigation & Vegetation Mgmt. (WM/VM)	327	12 months	191	136	–
	2022 CEMA[3]	198	12 months	116	83	–
	Total	**909**		**306**	**602**	–

1. Includes 2020-2023 Residential Uncollectibles, CSRP Track 2, and Vegetation Management Z-Factor
2. Pending Applications reflects applications already submitted to the CPUC. Additional CEMA applications will be made for other events. Requested revenue requirement shown. Amounts and amortization subject to CPUC approval
3. Reflects request at the time of the application. SCE continues to record capital-related revenue requirements and interest in CEMA that would also be authorized upon commission approval

Note: Numbers may not add due to rounding

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EIX reaffirms 5–7% 2021–2025 Core EPS growth rate target, which would result in 2025 Core EPS of $5.50–5.90[1]

2025 Core Earnings per Share Component Ranges

Component	Modeling Considerations
Rate Base EPS *(based on capex levels)* 6.85–7.00	• CPUC ROE of 10.75% and FERC ROE 10.30%
SCE Op. Variance 0.50–0.70	• AFUDC of ~$0.40 • Regulatory applications and other variances from authorized • Continued reinvestment in operational excellence
SCE Costs Excluded from Authorized (0.97)–(0.88)	• Primarily wildfire claims payment-related debt • Current interest rate assumption for 5.3% (sensitivity: ~2¢ EPS per ±50bps change)
EIX Parent & Other (0.88)–(0.93)	• Current interest rate assumption for 6.1% (sensitivity: ~1¢ EPS per ±50bps change)

1. Based on the midpoint of initial 2021 Core EPS guidance range of $4.42–4.62 established September 16, 2021. Growth in any given year can be outside the range

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Edison International | Fourth-Quarter 2023 Earnings Call 27 Key 2028 Earnings Sensitivities Variable Sensitivity 2028 EPS1 (“Per year” amounts refer to 2025–2028) Capex & Rate Base Rate Base $100 million/year of capex ~5¢ AFUDC Annual capex of $200 million 1¢ Requested ~$400 million increase in depreciation in 2025 GRC If requested increase not authorized +15–35¢ (on range case) Rates & Financing CPUC ROE (Currently 10.75%) 10 bps 7¢2 FERC ROE (Currently 10.30%) 10 bps 1¢2 Wildfire Debt Rate (4.6% weighted average portfolio) 20 bps 2¢ EIX Parent Debt Rate (5.0% weighted average portfolio) 20 bps 2¢ Equity (~$100 million/year 2025–2028) For each $10 million/year reduction +1¢ 1. Assumes ~390 million shares outstanding for 2028 2. Based on a CPUC / FERC rate base mix of 86% CPUC / 14% FERC and current authorized capital structures

Full Year Earnings Summary

	2023	2022	Variance
Basic Earnings Per Share (EPS)			
SCE	$ 3.84	$ 2.23	$ 1.61
EIX Parent & Other	(0.72)	(0.62)	(0.10)
Basic EPS	**$ 3.12**	**$ 1.61**	**$ 1.51**
Less: Non-core Items[1]			
SCE	$ (1.73)	$ (3.10)	$ 1.37
EIX Parent & Other	0.09	0.08	0.01
Total Non-core Items	**$ (1.64)**	**$ (3.02)**	**$ 1.38**
Core Earnings Per Share (EPS)			
SCE	$ 5.57	$ 5.33	$ 0.24
EIX Parent & Other	(0.81)	(0.70)	(0.11)
Core EPS	**$ 4.76**	**$ 4.63**	**$ 0.13**

Key SCE EPS Drivers[2]		
Higher revenue[3,4]		$ 0.10
GRC escalation	0.78	
Other CPUC revenue	(0.81)	
FERC and other operating revenue	0.13	
Lower O&M[4]		0.77
Higher depreciation[4]		(0.09)
Higher net financing costs[4]		(0.62)
Income taxes[3]		(0.11)
Other		0.22
Property and other taxes[4]	(0.11)	
Other income and expenses	0.33	
Results prior to impact from share dilution		$ 0.27
Impact from share dilution		(0.03)
Total core drivers		$ 0.24
Non-core items[1]		1.37
Total		$ 1.61

EIX EPS[2]	
EIX Parent and Other	$ (0.13)
EEG	0.02
Total core drivers	$ (0.11)
Non-core items[1]	0.01
Total	$ (0.10)

1. See EIX Core EPS Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
2. For comparability, 2023 key EPS drivers are reported based on 2022 weighted-average share count of 381.4 million. 2023 weighted-average shares outstanding is 383.2 million
3. Includes $0.11 higher revenue related to lower tax benefits subject to balancing accounts and offset with income taxes
4. Includes $(0.61) recovered through regulatory mechanisms and offset with O&M $0.71, depreciation $(0.01), interest expense $(0.04) and property and other taxes $(0.05)

Note: Diluted earnings were $3.11 and $1.60 per share for the twelve months ended December 31, 2023 and 2022, respectively

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Earnings Non-GAAP Reconciliations

Reconciliation of EIX GAAP Earnings to EIX Core Earnings

Earnings (Losses) Attributable to Edison International, $ in Millions

	Q4 2023	Q4 2022	2023	2022
SCE	$ 445	$ 478	$ 1,474	$ 847
EIX Parent & Other	(67)	(63)	(277)	(235)
Basic Earnings	**$ 378**	**$ 415**	**$ 1,197**	**$ 612**
Non-Core Items				
SCE				
2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries	(74)	(11)	(634)	(1,248)
Wildfire Insurance Fund expense	(54)	(54)	(213)	(214)
Other wildfire claims and expenses, net of recoveries	(27)	—	(34)	—
2021 NDCTP probable disallowance	—	—	(30)	—
Customer cancellations of certain ECS data services	—	—	(17)	—
Employment litigation matter, net of recoveries	—	—	10	(23)
Upstream lighting program decision	—	—	—	(81)
Impairments	—	—	—	(64)
Organizational realignment charge	—	—	—	(14)
Sale of San Onofre nuclear fuel	—	10	—	10
Income tax benefit[1]	43	15	257	452
Subtotal SCE	***(112)***	***(40)***	***(661)***	***(1,182)***
EIX Parent & Other				
Customer revenues for EIS insurance contract, net of claims	—	23	42	36
Income tax expense[1]	—	(5)	(9)	(7)
Subtotal EIX Parent & Other	***—***	***18***	***33***	***29***
Less: Total non-core items	**$ (112)**	**$ (22)**	**$ (628)**	**$ (1,153)**
SCE	557	518	2,135	2,029
EIX Parent & Other	(67)	(81)	(310)	(264)
Core Earnings	**$ 490**	**$ 437**	**$ 1,825**	**$ 1,765**

1. SCE non-core items are tax-effected at an estimated statutory rate of approximately 28%; customer revenues for EIS insurance contract are tax-effected at an estimated statutory rate of approximately 20%

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EIX Core EPS Non-GAAP Reconciliations

Reconciliation of EIX Basic Earnings Per Share to EIX Core Earnings Per Share

EPS Attributable to Edison International[1]

	Q4 2023	Q4 2022	2023	2022
Basic EPS	**$ 0.99**	**$ 1.09**	**$ 3.12**	**$ 1.61**
Non-Core Items				
SCE				
2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries	(0.19)	(0.03)	(1.65)	(3.27)
Wildfire Insurance Fund expense	(0.14)	(0.14)	(0.56)	(0.56)
Other wildfire claims and expenses, net of recoveries	(0.07)	—	(0.09)	—
2021 NDCTP probable disallowance	—	—	(0.08)	—
Customer cancellations of certain ECS data services	—	—	(0.04)	—
Employment litigation matter, net of recoveries	—	—	0.03	(0.06)
Upstream Lighting Program decision	—	—	—	(0.21)
Impairments	—	—	—	(0.16)
Organizational realignment charge	—	—	—	(0.04)
Sale of San Onofre nuclear fuel	—	0.03	—	0.03
Income tax benefit[2]	0.11	0.04	0.66	1.17
Subtotal SCE	***(0.29)***	***(0.10)***	***(1.73)***	***(3.10)***
EIX Parent & Other				
Customer revenues for EIS insurance contract, net of claims	—	0.06	0.11	0.09
Income tax expense[2]	—	(0.02)	(0.02)	(0.01)
Subtotal EIX Parent & Other	***—***	***0.04***	***0.09***	***0.08***
Less: Total non-core items	***(0.29)***	***(0.06)***	***(1.64)***	***(3.02)***
Core EPS	**$ 1.28**	**$ 1.15**	**$ 4.76**	**$ 4.63**

1. 2023 EPS drivers are presented based on weighted-average share counts of 383.7 million and 383.2 million for Q4 and full year, respectively; 2022 EPS drivers are presented based on weighted-average share counts of 382.0 million and 381.4 million for Q4 and full year, respectively
2. SCE non-core items are tax-effected at an estimated statutory rate of approximately 28%; customer revenues for EIS insurance contract are tax-effected at an estimated statutory rate of approximately 20%

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EIX Core EPS Non-GAAP Reconciliations

Reconciliation of EIX Basic Earnings Per Share to EIX Core Earnings Per Share

EPS Attributable to Edison International

	Midpoint of Guidance Range 2025	Midpoint of Guidance Range 2024	2023	2022	2021
Basic EPS	**$ 5.70**	**$ 4.90**	**$ 3.12**	**$ 1.61**	**$ 2.00**
Non-Core Items					
SCE					
2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries	—	—	(1.65)	(3.27)	(3.25)
Wildfire Insurance Fund expense	—	—	(0.56)	(0.56)	(0.57)
Other wildfire claims and expenses, net of recoveries	—	—	(0.09)	—	—
2021 NDCTP probable disallowance	—	—	(0.08)	—	—
Customer cancellations of certain ECS data services	—	—	(0.04)	—	—
Employment litigation matter, net of recoveries	—	—	0.03	(0.06)	—
Upstream lighting program decision	—	—	—	(0.21)	—
Impairments	—	—	—	(0.16)	(0.21)
Organizational realignment charge	—	—	—	(0.04)	—
Sale of San Onofre nuclear fuel	—	—	—	0.03	0.03
Income tax benefit[1]	—	—	0.66	1.17	1.06
EIX Parent & Other	—	—			
Customer revenues for EIS insurance contract, net of claims	—	—	0.11	0.09	0.06
Income tax benefit from settlement of 2007 – 2012 Califnornia tax audits	—	—	—	—	0.30
Income tax expense[1]	—	—	(0.02)	(0.01)	(0.01)
Less: Total non-core items	—	—	*(1.64)*	*(3.02)*	*(2.59)*
Core EPS	**$ 5.70**	**$ 4.90**	**$ 4.76**	**$ 4.63**	**$ 4.59**

1. SCE non-core items are tax-effected at an estimated statutory rate of approximately 28%; customer revenues for EIS insurance contract, net of claims are tax-effected at an estimated statutory rate of approximately 20%

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Edison International | Fourth-Quarter 2023 Earnings Call 32 Low High Basic EIX EPS $4.75 $5.05 Total Non-Core Items1 – – Core EIX EPS $4.75 $5.05 1. Non-core items are presented as they are recorded Earnings Per Share Non-GAAP Reconciliations Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance 2024 EPS Attributable to Edison International

Edison International | Fourth-Quarter 2023 Earnings Call 33 Use of Non-GAAP Financial Measures Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings (losses) internally for financial planning and for analysis of performance. Core earnings (losses) are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the company's performance from period to period. Core earnings (losses) are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (losses) are defined as earnings attributable to Edison International shareholders less non-core items. Non-core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments, wildfire-related claims, and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President Derek Matsushima, Principal Manager (626) 302-2540 (626) 302-3625 Sam.Ramraj@edisonintl.com Derek.Matsushima@edisonintl.com